UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): February 3, 2016

ALTA MESA HOLDINGS, LP

(Exact name of registrant as specified in its charter)

Texas	333-173751	20-3565150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15021 Katy Freeway, Suite 400

Houston, Texas, 77094

(Address of principal executive offices)

(281) 530-0991

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Amendment No. 13 to Sixth Amended and Restated Credit Agreement

On February 3, 2016, Alta Mesa Holdings, LP, a Texas limited partnership (the “Company”) and certain of its subsidiaries and affiliates, as guarantors, entered into an Agreement and Amendment No. 13 to Sixth Amended and Restated Credit Agreement (the “Thirteenth Amendment”) amending that certain Sixth Amended and Restated Credit Agreement, dated as of May 13, 2010 (as amended, the “First Lien Credit Agreement”), with Wells Fargo Bank, National Association, as administrative agent (the “First Lien Administrative Agent”), and the lenders party thereto.

The Thirteenth Amendment (a) permits the Company to enter into exchanges of outstanding senior unsecured notes for third lien debt, (b) permits the Company to draw the remaining borrowing base availability under the First Lien Credit Agreement into an account controlled by the First Lien Administrative Agent with such funds not being treated as debt for the purposes of leverage ratio compliance so long as they remain in the controlled account, (c) permits the Company to dispose of oil and gas properties pursuant to its Joint Development Agreement with BCE-STACK Development LLC (the “Joint Development Agreement”), (d) requires that twice a month the Company transfer available cash in excess of $25,000,000 to the controlled account and (e) increases the maximum leverage ratio for the fiscal quarters ending June 30, 2016 and September 30, 2016 from 4.00 to 1.00 to 4.50 to 1.00.

The foregoing summary of the Thirteenth Amendment is qualified in its entirety by reference to the copy of the Thirteenth Amendment attached hereto as Exhibit 10.1 and incorporated herein by reference.

First Amendment to Senior Secured Term Loan Agreement

On February 3, 2016, the Company and certain of its subsidiaries and affiliates, as guarantors, entered into a First Amendment to Senior Secured Term Loan Agreement (the “First Amendment”) amending that certain Senior Secured Term Loan Agreement, dated as of June 2, 2015 (as amended, the “Second Lien Credit Agreement”), with Morgan Stanley Energy Capital Inc., as administrative agent (the “Second Lien Administrative Agent”), and the lenders party thereto.

The First Amendment (a) permits the Company to enter into exchanges of outstanding senior unsecured notes for third lien debt, (b) permits the Company to dispose of oil and gas properties pursuant to the Joint Development Agreement, (c) requires that twice a month the Company transfer available cash in excess of $25,000,000 to an account controlled by the First Lien Administrative Agent with such funds not being treated as debt for the purposes of leverage ratio compliance so long as they remain in the controlled account, and (d) increases the maximum leverage ratio for the fiscal quarters ending June 30, 2016 and September 30, 2016 from 4.50 to 1.00 to 5.00 to 1.00.

The foregoing summary of the First Amendment is qualified in its entirety by reference to the copy of the First Amendment attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Title of Document

10.1	Agreement and Amendment No. 13 dated as of February 3, 2016 by and among Alta Mesa Holdings, LP (the “Borrower”), the affiliates of the Borrower party thereto, the lenders party thereto from time to time (the “Lenders”), and Wells Fargo Bank, N.A., as administrative agent for such Lenders.

10.2	First Amendment to Senior Secured Term Loan Agreement dated as of February 3, 2016 to Senior Secured Term Loan Agreement by and among Alta Mesa Holdings, LP, the lenders party thereto from time to time (the “Lenders”), and Morgan Stanley Energy Capital Inc., as administrative agent for such Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTA MESA HOLDINGS, LP

February 9, 2016	By:	/s/ Michael A. McCabe
Michael A. McCabe, Vice President and Chief Financial Officer of Alta Mesa Holdings GP, LLC, general partner of Alta Mesa Holdings, LP

Exhibit Index

Exhibit Number	Title of Document

10.1	Agreement and Amendment No. 13 dated as of February 3, 2016 by and among Alta Mesa Holdings, LP (the “Borrower”), the affiliates of the Borrower party thereto, the lenders party thereto from time to time (the “Lenders”), and Wells Fargo Bank, N.A., as administrative agent for such Lenders.

10.2	First Amendment to Senior Secured Term Loan Agreement dated as of February 3, 2016 to Senior Secured Term Loan Agreement by and among Alta Mesa Holdings, LP, the lenders party thereto from time to time (the “Lenders”), and Morgan Stanley Energy Capital Inc., as administrative agent for such Lenders.